Exhibit 99.2

Elicio Corporate Twitter Post, May 1, 2023, 5:44 AM

We will present interim data at the @ASCO Meeting from the ongoing Phase 1 study of our lymph node-targeted investigational therapeutic vaccine in patients with mutant KRAS #PancreaticCancer and #ColorectalCancer. See presentation details here: https://bit.ly/3nfA3kN #ASCO23.